Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form 1-A of the MVRK Lifestyle, Inc. (the “Company”) of our report dated August 22, 2022 which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the consolidated financial statements of the Company, which appears in this Offering Statement. We also consent to the reference to us under the heading “Experts” in such Offering Statement.

New York, NY

August 23, 2022